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BlackRock Funds (the "Registrant"): BlackRock Global Long/Short Credit Fund and
BlackRock Global Long/Short Equity Fund (each, a "Fund")

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Registrant's Certification of Classification of Shares with respect to each of the Funds filed with the Commonwealth of Massachusetts.

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                                                                EXHIBIT 77Q1(A)

                              BLACKROCK FUNDS/SM/

                       (A MASSACHUSETTS BUSINESS TRUST)

                   CERTIFICATION OF CLASSIFICATION OF SHARES

   The undersigned, Secretary of the BlackRock Funds/SM/(the "Fund"), does hereby certify that at meetings of the Board of Trustees duly held on September 25, 2015 (with respect to the Investor A Shares of BlackRock Midcap Index Fund and the Class K Shares of BlackRock MSCI Asia ex Japan Index Fund and BlackRock MSCI World Index Fund) and November 20, 2015 (with respect to the Class K Shares of BlackRock Disciplined Small Cap Core Fund, BlackRock Global Long/Short Credit Fund, BlackRock Global Long/Short Equity Fund, BlackRock Impact U.S. Equity Fund and BlackRock Mid-Cap Growth Equity Portfolio), the following resolutions were approved by the Trustees of the Fund and that said resolutions continue in full force and effect as of the date hereof:

      RESOLVED, that pursuant to Article V of the Fund's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest of the Fund be, and hereby are, classified into eight separate classes of shares with the designations SSSS-2, LLLL-18, BBBB-18, JJJJ-18, WWWW-18, EE-18, QQQQ-18 and RRRR-18, representing an interest in each of the Investor A Shares of BlackRock Midcap Index Fund and the Class K Shares of BlackRock Disciplined Small Cap Core Fund, BlackRock Global Long/Short Credit Fund, BlackRock Global Long/Short Equity Fund, BlackRock Impact U.S. Equity Fund, BlackRock Mid-Cap Growth Equity Portfolio, BlackRock MSCI Asia ex Japan Index Fund and BlackRock MSCI World Index Fund, respectively (each a "Portfolio" and collectively the "Portfolios"), and it hereby is, authorized;

      FURTHER RESOLVED, that all consideration received by the Fund for the issue or sale of all Investor A and Class K Shares, as applicable, of each such Portfolio, shall be invested and reinvested with the consideration received by the Fund for the issue and sale of all other shares of such Portfolio, together with all income, earnings, profits and proceeds thereof, including (i) any proceeds derived from the sale, exchange or liquidation thereof, (ii) any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and (iii) any general assets of the Fund allocated to shares of such Portfolio by the Board of Trustees in accordance with the Fund's Declaration of Trust; and each share class of each Portfolio shall share on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Fund) with such other classes of shares in such Portfolio in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

      FURTHER RESOLVED, that in determining the income attributable to each share of each particular share class of the Portfolios: any general expenses and liabilities of the Fund allocated by the Board of Trustees to the portfolios of

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   the Fund shall be allocated among all portfolios on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Fund), and any expenses and liabilities of the Fund allocated by the Board of Trustees to a particular portfolio shall be allocated among the share classes included in such portfolio on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Fund), except that to the extent permitted by rule or order of the Securities and Exchange Commission:

      (a) only shares of Class A-1, Class B-1, Class C-1, Class E-1, Class I-1, Class J-1, Class O-1, Class P-1, Class Q-1, Class T-1, Class V-1, Class Z-1, Class DD-1, Class EE-1, Class HH-1, Class II-1, Class OO-1, Class UU-1,
   Class BBB-1, Class CCC-1, Class EEE-1, Class FFF-1, Class GGG-1, Class HHH-1 and Class III-1 shall bear all: (1) expenses and liabilities relating to Service Shares payable under the Fund's Distribution and Service Plan; and
   (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

      (b) only shares of Class A-2, Class B-2, Class C-2, Class E-2, Class I-2, Class J-2, Class O-2, Class P-2, Class Q-2, Class T-2, Class V-2, Class Z-2, Class DD-2, Class EE-2, Class HH-2, Class II-2, Class OO-2, Class UU-2,
   Class BBB-2, Class CCC-2, Class EEE-2, Class FFF-2, Class GGG-2, Class
   HHH-2, Class III-2, Class XXX-2, Class YYY-2, Class ZZZ-2, Class AAAA-2, Class BBBB-2, Class CCCC-2, Class DDDD-2, Class HHHH-2, Class IIII-2, Class JJJJ-2, Class KKKK-2, Class LLLL-2, Class MMMM-2, Class NNNN-2, Class
   OOOO-2, Class PPPP-2, Class SSSS-2, Class TTTT-2, Class UUUU-2, Class VVVV-2 and Class WWWW-2 shall bear all: (1) expenses and liabilities relating to Investor A Shares payable under the Fund's Distribution and Service Plan;
   and (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

      (c) only shares of Class A-3, Class B-3, Class C-3, Class E-3, Class I-3, Class J-3, Class O-3, Class P-3, Class Q-3, Class T-3, Class V-3, Class Z-3, Class DD-3, Class EE-3, Class HH-3, Class II-3, Class OO-3, Class UU-3, Class BBB-3, Class CCC-3, Class EEE-3, Class FFF-3, Class GGG-3, Class HHH-3, Class III-3, Class XXX-3, Class YYY-3, Class ZZZ-3, Class AAAA-3, Class BBBB-3, Class CCCC-3, Class DDDD-3, Class EEEE-3, Class HHHH-3, Class IIII-3, Class JJJJ-3, Class KKKK-3, Class LLLL-3, Class MMMM-3, Class NNNN-3, Class OOOO-3, Class PPPP-3, Class QQQQ-3, Class RRRR-3, Class SSSS-3, Class TTTT-3, Class UUUU-3, Class VVVV-3 and Class WWWW-3 shall bear all: (1) expenses and liabilities relating to Institutional Shares payable under the Fund's Distribution and Service Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

      (d) only shares of Class A-4, Class B-4, Class C-4, Class E-4, Class I-4, Class J-4, Class O-4, Class P-4, Class Q-4, Class T-4, Class V-4, Class Z-4, class DD-4, Class EE-4, Class HH-4, Class II-4, Class OO-4, Class UU-4, Class BBB-4, Class CCC-4, Class EEE-4, Class FFF-4, Class GGG-4, Class HHH-4

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   and Class III-4 shall bear all: (1) expenses and liabilities relating to
   Investor B Shares payable under the Fund's Distribution and Service Plan;
   and (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

      (e) only shares of Class A-5, Class B-5, Class C-5, Class E-5, Class I-5, Class J-5, Class O-5, Class P-5, Class Q-5, Class T-5, Class V-5, Class Z-5, Class DD-5, Class EE-5, Class HH-5, Class II-5, Class OO-5, Class UU-5, Class BBB-5, Class CCC-5, Class EEE-5, Class FFF-5, Class GGG-5, Class HHH-5, Class III-5, Class XXX-5, Class YYY-5, Class ZZZ-5, Class AAAA-5, Class BBBB-5, Class CCCC-5, Class DDDD-5, Class HHHH-5, Class IIII-5, Class JJJJ-5, Class KKKK-5, Class LLLL-5, Class MMMM-5, Class NNNN-5, Class OOOO-5, Class PPPP-5 and Class WWWW-5 shall bear all: (1) expenses and liabilities relating to Investor C Shares payable under the Fund's Distribution and Service Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

      (f) only shares of Class P-6, Class AAA-6, Class FFFF-6, Class GGGG-6 and Class HHH-6 shall bear all: (1) expenses and liabilities relating to BlackRock Shares payable under the Fund's Distribution and Service Plan; and
   (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

      (g) only shares of Class A-7 and Class C-7 shall bear all: (1) expenses and liabilities relating to HL Shares payable under the Fund's Distribution and Service Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

      (h) only shares of Class E-13, Class P-13, Class T-13, Class DD-13, Class EE-13, Class HH-13, Class II-13, Class OO-13, Class UU-13, Class BBB-13, Class CCC-13, Class EEE-13, Class FFF-13, Class GGG-13, Class HHH-13 Class III-13 and Class XXX-13 shall bear all: (1) expenses and liabilities relating to Class R Shares payable under the Fund's Distribution and Service Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

      (i) only shares of Class EEEE-17 shall bear all: (1) expenses and liabilities relating to Institutional Daily Shares payable under the Fund's Distribution and Service Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

      (j) only shares of Class EE-18, Class BBBB-18, Class JJJJ-18, Class LLLL-18, Class QQQQ-18, Class RRRR-18, Class SSSS-18, Class TTTT-18, Class UUUU-18, Class VVVV-18 and Class WWWW-18 shall bear all: (1) expenses and liabilities relating to Class K Shares payable under the Fund's

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   Distribution and Service Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

      FURTHER RESOLVED, that except as otherwise provided by these resolutions, each share of each Portfolio shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Fund's Declaration of Trust and shall have the same voting powers, provided that: (i) when expressly required by law, or when otherwise permitted by the Board of Trustees acting in its sole discretion, shares shall be voted by individual class and/or series; and (ii) only shares of the respective class, classes and/or series, as the case may be, affected by a matter shall be entitled to vote on such matter, and provided further that without affecting any provisions in the Fund's Declaration of Trust, shares of each class shall be subject to the express right of the Fund to redeem shares of such class at any time if the Trustees determine in their sole discretion and by majority vote that failure to so redeem may have adverse consequences to the holders of the shares of such class, and upon such redemption the holders of the shares so redeemed shall have no further right with respect thereto other than to receive payment of the redemption price;

      FURTHER RESOLVED, that each share of each Portfolio issued for the purchase price established in the respective Portfolio's Prospectus will be validly issued, fully paid and non-assessable; and

      FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and empowered to execute, deliver and file any and all documents, instruments, papers and writings, including but not limited to the Certificate of Classification of Shares to be filed with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston, and to do any and all other acts, including but not limited to modifying the foregoing resolutions upon advice of Fund counsel prior to filing said Certificate of Classification of Shares, in the name of the Fund and the Board of Trustees and on their behalf, as said officer determines is necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officer taking any such actions.

      Witness my hand and seal this 25/th/ day of January, 2016.

                                                  /s/ Benjamin Archibald
                                                  ------------------------------
                                                        Secretary

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